11-08
For further information:
John P. Barnett
Director of External Affairs
Southern Union Company
713-989-7556

SOUTHERN UNION ANNOUNCES 1Q RESULTS;
ANNOUNCES FILING OF APPLICATION TO EXPORT LNG;
REAFFIRMS 2011 GUIDANCE

•	First Quarter 2011 Reported EPS of $0.48; Adjusted EPS of $0.51
•	Adjusted EPS increased 16% over prior year
•	2011 Guidance: GAAP EPS of $1.87 to $2.07; Adjusted EPS of $1.75 to $1.95

HOUSTON, May 9, 2011 –Southern Union Company (NYSE: SUG) today reported first quarter net earnings available for common stockholders of $60.7 million ($0.48 per share), compared with $54.3 million ($0.43 per share) in the prior year. Adjusted net earnings for the same period were $64.0 million ($0.51 per share), compared with $55.2 million ($0.44 per share) in the prior year. The following table provides a reconciliation of net earnings to adjusted net earnings:

Select Non-GAAP Financial Information	Three months ended March 31,
($000s, except per share amounts)	2011	2010
Net earnings available for common stockholders	$60,662	$54,289
After-tax adjustments:
MTM loss on open economic hedges	$9,253	$3,562
MTM (loss) gain recorded in prior accounting period	$(5,951)	$(6,884)
Change in tax treatment for Medicare Part D subsidies	$-	$4,216
Adjusted net earnings available for common stockholders	$63,964	$55,183
Reported net earnings per share available for common stockholders	$0.48	$0.43
Adjusted net earnings per share available for common stockholders	$0.51	$0.44

George L. Lindemann, chairman and CEO, said, “We are pleased to reaffirm our 2011 adjusted earnings guidance at this time.  In addition, we are happy to have placed the Florida Gas Transmission Company Phase VIII Expansion Project into service on April 1st.  We are confident that this $2.48 billion project, which was placed into service on time and on budget, will create long-term value for the Company’s shareholders through enhanced earnings and cash flows.”

Eric D. Herschmann, Vice Chairman, President and COO, added, “The Company is happy to announce that Southern Union and BG LNG Services, LLC, a subsidiary of BG Group plc, have formed a joint venture which has filed an application with the US Department of Energy for long-term authorization to export domestically sourced liquefied natural gas from the Company’s liquefied natural gas import terminal facility in Lake Charles, Louisiana.  The project will require modification of the facility to construct natural gas liquefaction capability. The application provides for volumes of 2 bcf/d over a 25-year period, commencing on the earlier of the date of the first export or ten years from approval of the application.”

1Q 2011 Segment Results
•
Southern Union’s transportation and storage segment posted EBIT of $122.1 million, compared with EBIT of $102.4 million in the prior year. The increase was primarily attributable to the LNG terminal infrastructure project placed in service in March 2010 and higher equity earnings from the Company’s unconsolidated investment in Citrus largely driven by higher equity AFUDC resulting from Florida Gas Transmission Company’s Phase VIII Expansion Project.

•
The gathering and processing segment reported an adjusted EBIT loss of $7 million, compared with adjusted EBIT of $1.3 million in the prior year, primarily due to reduced throughput volumes from processing plant outages and producer well freeze-offs resulting from unusually cold weather in early 2011 and higher operating, maintenance and general expenses during the current quarter. Total processed volumes were 374,188 MMBtu/d in the 2011 period compared with 405,953 MMBtu/d in 2010.  Notwithstanding the volume shortfall in the first quarter, the Company expects total processed volumes to increase year over year.

•
The Company’s distribution segment posted EBIT of $23.6 million compared to EBIT of $28.8 million in the prior year.  This decrease was primarily due to higher operating, maintenance and general expenses and lower net operating revenues largely attributable to the impact of the new customer rates at Missouri Gas Energy effective February 28, 2010, which eliminated the impact of weather and conservation for the majority of Missouri Gas Energy’s revenues (resulting in lower reported revenues in the traditional heating season).

•
Interest expense was $55.6 million in the quarter compared with $50.9 million in the prior year. Interest expense increased primarily due to the impact of the lower level of interest costs capitalized attributable to lower average capital project balances outstanding in 2011.

•
Income taxes were $18.6 million in the current quarter compared with $30.8 million in the prior year. The decrease was primarily due to lower pre-tax earnings in the current quarter compared to the prior year, state tax credits recorded in the current quarter and higher income tax expense in 2010 resulting from the change in tax treatment of Medicare Part D subsidies.

•	Preferred stock dividends were down $2.2 million in the current quarter versus the prior year due to the Company’s redemption of its remaining outstanding preferred stock in July 2010.

2011 Earnings Guidance

Southern Union reaffirms its expected 2011 net earnings of $1.87 to $2.07 per share (GAAP basis) and adjusted net earnings of $1.75 to $1.95 per share.  Adjusted net earnings exclude the mark-to-market impact of open economic hedges of processing spreads.

Quarterly Report on Form 10-Q

Southern Union will provide additional information about its first quarter 2011 results in its quarterly report on Form 10-Q expected to be filed today with the Securities and Exchange Commission. Once made, this filing may be accessed through the Investors’ section of the Company’s web site at www.sug.com.

Investor Call & Webcast

Southern Union will host a live investor call and webcast today at 9:00 a.m. Eastern time to discuss results, recent events and outlook. To access the call, dial 800-299-7635 (international callers dial 617-786-2901) and enter the passcode 42402696. A replay of the call will be available for one week after the event by dialing 888-286-8010 (international callers dial 617-801-6888) and entering passcode 31397775. The webcast may be accessed online through the Investors’ section of the Company’s web site at www.sug.com.

Non-GAAP Financial Measures

The Company uses adjusted net earnings (per share) and earnings before interest and taxes (“EBIT”), or adjusted EBIT, as appropriate, as its primary measures of evaluating financial performance. The Company also believes these measures present its financial performance in a manner that is more consistent with the presentation used by the investment community in its evaluation of the Company’s financial performance. Adjusted net earnings (per share), EBIT and adjusted EBIT are non-GAAP measures and should be used in conjunction with net earnings and other financial measures such as operating income or net cash flows provided by operating activities.

About Southern Union Company

Southern Union Company, headquartered in Houston, is one of the nation’s leading diversified natural gas companies, engaged primarily in the transportation, storage, gathering, processing and distribution of natural gas. The Company owns and operates one of the nation’s largest natural gas pipeline systems with more than 20,000 miles of gathering and transportation pipelines and one of North America’s largest liquefied natural gas import terminals, along with serving more than half a million natural gas end-user customers in Missouri and Massachusetts. For further information, visit www.sug.com.

Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are based on management’s beliefs and assumptions.  These forward-looking statements, which address the Company’s expected business and financial performance, among other matters, are identified by terms and phrases such as:  anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast and similar expressions.  Forward-looking statements involve risks and uncertainties that may or could cause actual results to be materially different from the results predicted.  Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: changes in demand for natural gas or NGL and related services by customers, in the composition of the Company’s customer base and in the sources of natural gas or NGL available to the Company; the effects of inflation and the timing and extent of changes in the prices and overall demand for and availability of natural gas or NGL as well as electricity, oil, coal and other commodities, bulk materials and chemicals; adverse weather conditions, such as warmer or colder than normal weather in the Company’s service territories, as applicable, and the operational impact of natural disasters; changes in laws or regulations, third-party relations and approvals, and decisions of courts, regulators and/or governmental bodies affecting or involving the Company, including deregulation initiatives and the impact of rate and tariff proceedings before FERC and various state regulatory commissions; the speed and degree to which additional competition, including competition from alternative forms of energy, is introduced to the Company’s business and the resulting effect on revenues; the impact and outcome of pending and future litigation and/or regulatory investigations, proceedings or inquiries; the ability to comply with or to successfully challenge existing and/or  new environmental, safety and other laws and regulations; unanticipated environmental liabilities; the uncertainty of estimates, including accruals and costs of environmental remediation; the impact of potential impairment charges; exposure to highly competitive commodity businesses and the effectiveness of the Company's hedging program; the ability to acquire new businesses and assets and integrate those operations into its existing operations, as well as its ability to expand its existing businesses and facilities; the timely receipt of required approvals by applicable governmental entities for the construction and operation of pipelines and other projects; the ability to complete expansion projects on time and on budget; the ability to control costs successfully and achieve operating efficiencies, including the purchase and implementation of new technologies for achieving such efficiencies; the impact of factors affecting operations such as maintenance or repairs, environmental incidents, natural gas pipeline system constraints and relations with labor unions representing bargaining-unit employees; the performance of contractual obligations by customers, service providers and contractors; exposure to customer concentrations with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; changes in the ratings of the Company’s debt securities; the risk of a prolonged slow-down in growth or decline in the United States economy or the risk of delay in growth or decline in the United States economy, including liquidity risks in United States credit markets; the impact of unsold pipeline capacity being greater than expected; changes in interest rates and other general market and economic conditions, and in the Company’s ability to continue to access its revolving credit facility and to obtain additional financing on acceptable terms, whether in the capital markets or otherwise; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans and other postretirement benefit plans; acts of nature, sabotage, terrorism or other similar acts that cause damage to the Company’s facilities or  the Company’s  suppliers' or customers' facilities; market risks beyond the Company’s control affecting its risk management activities including market liquidity, commodity price volatility and counterparty creditworthiness; the availability/cost of insurance coverage and the ability to collect under existing insurance policies; the risk that material weaknesses or significant deficiencies in internal controls over financial reporting could emerge or that minor problems could become significant; changes in accounting rules, regulations and pronouncements that impact the measurement of  results of operations, the timing of when such measurements are to be made and recorded, and the disclosures surrounding these activities; the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, environmental compliance, climate change initiatives and authorized rates of recovery of costs (including pipeline relocation costs); and other risks and unforeseen events, including other financial, operational and legal risks and uncertainties detailed from time to time in filings with the SEC.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the Company’s forward-looking statements.  Other factors could also have material adverse effects on the Company’s future results.  These and other risks are described in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its other reports filed with the Securities and Exchange Commission.  In light of these risks, uncertainties and assumptions, the events described in forward-looking statements might not occur or might occur to a different extent or at a different time than the Company has described.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Select Financial Information

The following table sets forth financial information for the Company for the periods presented.

	Three Months Ended March 31,
	(Unaudited)
	2011	2010

	(In thousands of dollars, except per share amounts)

Operating revenues	$746,822	$758,994

Operating expenses:
Cost of natural gas and other energy	425,632	439,009
Operating, maintenance and general	120,994	113,885
Depreciation and amortization	59,327	55,194
Revenue-related taxes	17,367	17,042
Taxes, other than on income and revenues	15,470	14,586
Total operating expenses	638,790	639,716

Operating income	108,032	119,278

Other income (expenses):
Interest expense	(55,571)	(50,876)
Earnings from unconsolidated investments	26,701	18,578
Other, net	142	289
Total other expenses, net	(28,728)	(32,009)

Earnings from continuing operations before income taxes	79,304	87,269

Federal and state income tax expense	18,642	30,809

Net earnings	60,662	56,460

Preferred stock dividends	-	(2,171)

Net earnings available for common stockholders	$60,662	$54,289

Net earnings available for common stockholders per share:
Basic	$0.49	$0.44
Diluted	$0.48	$0.43
Cash dividends declared on common stock per share:	$0.15	$0.15

Weighted average shares outstanding
Basic	124,658	124,416
Diluted	125,548	125,160

Select Financial Information Continued

The following table sets forth certain selected financial information for the Company for the periods presented.

	March 31,	December 31,
	2011	2010
	(Unaudited)	(Unaudited)

	(In thousands of dollars)

Total assets	$8,148,109	$8,238,543

Long term debt	$3,066,038	$3,520,906
Short term debt and notes payable	652,021	298,134
Common equity	2,570,904	2,526,982
Total capitalization	$6,288,963	$6,346,022

	Three Months Ended March 31,
	(Unaudited)
	2011	2010

	(In thousands of dollars)
Cash flow information:
Cash flow provided by operating activities	$200,256	$167,210
Changes in working capital	63,062	32,634
Net cash flow provided by operating activities
before changes in working capital	137,194	134,576
Net cash flow used in investing activities	(79,671)	(85,639)
Net cash flow used in financing activities	(119,731)	(88,491)
Change in cash and cash equivalents	$854	$(6,920)

Select Non-GAAP Financial Information

The following table sets forth certain selected financial information for the Company’s segments for the periods presented.

	Three Months Ended March 31,
	2011	2010

	(In thousands of dollars)

Revenues from external customers:
Transportation and Storage	$202,294	$186,675
Gathering and Processing	223,652	260,860
Distribution	316,573	308,261
Total segment operating revenues	742,519	755,796
Corporate and other	4,303	3,198
Total consolidated revenues from external customers	$746,822	$758,994

Depreciation and amortization:
Transportation and Storage	$32,274	$29,177
Gathering and Processing	17,787	17,320
Distribution	8,407	7,956
Total segment depreciation and amortization	58,468	54,453
Corporate and other	859	741
Total depreciation and amortization expense	$59,327	$55,194

EBIT:
Transportation and Storage segment	$122,098	$102,425
Gathering and Processing segment	(12,229)	6,555
Distribution segment	23,567	28,845
Corporate and other	1,439	320
Total EBIT	134,875	138,145
Interest expense	55,571	50,876
Earnings before income taxes	79,304	87,269
Federal and state income tax expense	18,642	30,809
Net earnings	60,662	56,460
Preferred stock dividends	-	2,171
Net earnings available for common stockholders	$60,662	$54,289

The Company evaluates segment performance based on several factors, of which the primary financial measure is earnings before interest and taxes (EBIT).  EBIT allows management and investors to more effectively evaluate the performance of all of the Company’s consolidated subsidiaries and unconsolidated investments.  The Company defines EBIT as net earnings available for common shareholders, adjusted for: (i) items that do not impact earnings, such as extraordinary items, discontinued operations and the impact of changes in accounting principles; (ii) income taxes; (iii) interest; and (iv) dividends on preferred stock.

Select Non-GAAP Financial Information

The following tables set forth a reconciliation of EBIT to adjusted EBIT (a non-GAAP measure) for the Company and certain business segments for the periods presented.

	Three Months Ended March 31,
	2011	2010

	(In thousands of dollars)
Southern Union Company:
Reported EBIT	$134,875	$138,145
Adjustments:
Mark-to-market loss on open economic hedges	14,744	5,675
Mark-to-market loss recognized in prior periods	(9,480)	(10,967)
Adjusted EBIT	$140,139	$132,853

Gathering & Processing segment:
Reported EBIT	$(12,229)	$6,555
Adjustments:
Mark-to-market loss on open economic hedges	14,744	5,675
Mark-to-market loss recognized in prior periods	(9,480)	(10,967)
Adjusted EBIT	$(6,965)	$1,263